UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 10, 2017

Date of Report (Date of earliest event reported)

STONE ENERGY CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana		70508
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

As previously disclosed, on October 20, 2016, Stone Energy Corporation (“Stone” or the “Company”) entered into a purchase and sale agreement (as amended on December 9, 2016, the “Tug Hill PSA”) with TH Exploration III, LLC, an affiliate of Tug Hill, Inc. (“Tug Hill”). Pursuant to the terms of the Tug Hill PSA, Stone agreed to sell all of its approximately 86,000 net acres in the Appalachia regions of Pennsylvania and West Virginia (collectively, the “Properties”) to Tug Hill for $360 million in cash, subject to customary purchase price adjustments. Stone entered into the Tug Hill PSA in conjunction with previously announced comprehensive balance sheet restructuring efforts that include the execution of a restructuring support agreement, as amended, (the “A&R RSA”), to support a restructuring on the terms of a pre-packaged plan of reorganization as described therein (the “Plan”).

On December 14, 2016, Stone and its domestic subsidiaries filed voluntary petitions under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). Pursuant to Bankruptcy Court orders dated January 11, 2017 and January 31, 2017, two additional bidders were allowed to participate in competitive bidding on the Properties.

On January 18, 2017, the Bankruptcy Court approved certain bidding procedures (the “Bidding Procedures”) in connection with the sale of the Properties. In accordance with the Bidding Procedures, on February 8, 2017, Stone conducted an auction for the sale of the Properties and upon conclusion selected the final bid submitted by EQT Corporation, through its wholly-owned subsidiary EQT Production Company, with a final purchase price of $527 million in cash, subject to customary purchase price adjustments and approval by the Bankruptcy Court, with an upward adjustment to the purchase price of up to $16 million in an amount equal to certain downward adjustments (the “Purchase Price”), as the prevailing bid (the “Prevailing Purchaser”). Further, in accordance with the Bidding Procedures, American Petroleum Partners Operating, LLC, who submitted a bid including a final purchase price of $526 million in cash and otherwise on the same terms as the bid of the Prevailing Purchaser, was selected as the back-up bidder (the “Back-up Bidder”).

On February 9, 2017, the Company entered into a purchase and sale agreement (the “EQT PSA”) with the Prevailing Purchaser, reflecting the terms of the prevailing bid. The following description of the EQT PSA is qualified by reference to the text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Under the EQT PSA, the sale of the Properties has an effective date of June 1, 2016. The EQT PSA contains customary representations, warranties and covenants. From and after the closing of the sale of the Properties, the Company and the Prevailing Purchaser, respectively, have agreed to indemnify each other and their respective affiliates against certain losses resulting from any breach of their representations, warranties or covenants contained in the EQT PSA, subject to certain customary limitations and survival periods. Additionally, from and after closing of the sale of the Properties, the Company has agreed to indemnify the Prevailing Purchaser for certain identified retained liabilities related to the Properties, subject to certain survival periods, and the Prevailing Purchaser has agreed to indemnify the Company for certain assumed obligations related to the Properties.

The EQT PSA may be terminated, subject to certain exceptions, (i) upon mutual written consent, (ii) if the closing has not occurred by March 1, 2017, (iii) for certain material breaches of representations and warranties or covenants that remain uncured, and (iv) upon the occurrence of certain other events specified in the EQT PSA.

At the close of the sale of the Properties, the Tug Hill PSA will terminate, and the Company will use a portion of the Purchase Price to pay Tug Hill a break-up fee of $10.8 million and reimburse Tug Hill for $1.85 million of its expenses.

On February 10, 2017, the Bankruptcy Court entered a sale order approving the sale of the Properties to the Prevailing Purchaser in accordance with Section 363(f) of the Bankruptcy Code. The parties expect to close the sale of the Properties by February 28, 2017, subject to customary closing conditions.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking and are based upon the Company’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the ability to consummate the sale of the Properties as contemplated by the EQT PSA; risks associated with third party motions in any bankruptcy case, which may interfere with the ability to confirm and consummate a plan of reorganization; potential adverse effects on the Company’s liquidity or results of operations; increased costs to execute the reorganization; effects on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; and the risk factors and known trends and uncertainties as described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC. For a more detailed discussion of risk factors, please see Part I, Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016, respectively. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in the forward-looking statements. The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase and Sale Agreement, dated February 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: February 10, 2017	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Purchase and Sale Agreement, dated February 9, 2017.